News Release	Contact:
For Immediate Release	Anna Austin, EVP, Corporate Communications (636) 534-2271 Email: investor.relations@tlcvision.com

TLCVision Reports Second Quarter Earnings of $0.16 Per Share;

Strategic Initiatives Drive 14% Revenue Increase

ST. LOUIS, MO, August 9, 2006: TLC Vision Corporation (NASDAQ:TLCV; TSX:TLC), North America’s premier eye care services company, today announced its financial results for the second quarter and six months ended June 30, 2006. All dollar amounts are expressed in U.S. currency and results are reported in accordance with U.S. generally accepted accounting principles (U.S. GAAP) unless otherwise noted.

Editor’s Note: “Operating Business” (or “Operating”) is defined as TLCVision’s activities excluding the impact of the AMD segment, representing our investment in OccuLogix, Inc. To provide maximum transparency for investors, Operating Business financial results are listed separately from consolidated results in this press release.

“TLCVision demonstrated this quarter that our strategic initiatives are delivering results,” said Jim Wachtman, President and Chief Executive Officer. “These results were achieved with contribution from all of our business segments. The Company delivered overall revenue growth and refractive procedure volume growth in our core centers, despite a slowdown in the industry. With 84 refractive centers and double digit growth in our Other Healthcare Services segment, we are positioned well for the future.”

SECOND QUARTER HIGHLIGHTS:

•	14% revenue growth.

•	4% increase in refractive centers procedure volume (including LECC).

•	Over 20% revenue growth in Other Healthcare Services.

•	Earnings per share of $0.16 (including a cumulative income tax benefit).

•	Continued strong operating cash flow of $0.20 per share.

REVENUES

TLCVision’s second quarter revenues were $76.2 million, an increase of over 14% from 2005.

•	Total refractive revenues were up 12% to $53.4 million, reflecting higher average selling prices in the centers business, the benefit of 2005 acquisitions and the early contribution from our value-priced strategy. Center revenues were 15% higher during the quarter, and total refractive center procedure volumes (including LECC) were 31,900, up over 4% from prior year, despite softness in the overall industry. Access revenues were down only 1%, the smallest decline in six quarters.

•	Other Healthcare Services revenues (excluding AMD) increased 24% to $22.8 million, with strong growth in our cataract business of 23%. Total surgical procedures of 19,300 were 8% above prior year. Vision Source grew by 19% over the same period in 2005.

EARNINGS

Consolidated: Net income for the second quarter was $10.9 million, including the AMD net loss of $0.4 million.

Operating Business: Net income for the quarter of $11.3 million (or $0.16 per fully diluted share) was more than double prior year reported results of $5.2 million (or $0.07 per share). Excluding both the cumulative income tax benefit noted below and the benefit of reducing the Company’s effective tax rate from the 38% rate applied last quarter, the resulting pro forma net income would have been $5.4 million (or $0.08 per fully diluted share), 25% higher than the comparable pro forma results in 2005 on a per share basis.

During the quarter, TLCVision completed its analysis of available net operating losses and evaluation of its income tax accounting. The findings and conclusions reached include the following:

•	We have decided to restate our 2005 Form 10-K to record $1.2 million of income tax expense from 2005 (where it was originally recorded and disclosed) to 2004. This adjustment will have no impact on 2006 results.

•	The Company confirmed that it has net operating loss carryforwards of approximately $187 million available to offset future taxable income. This amount was significantly higher than estimated at the end of 2005.

•	Reflecting the new level of net operating loss carryforwards, the Company recorded a cumulative adjustment to our income tax accounts, resulting in a one-time benefit of $3.4 million.

•	The Company reduced its effective tax rate from a 38% historic rate to approximately 12% for the full year 2006.

STRONG CASH GENERATION

Operating cash flow for the second quarter was $13.8 million, or $0.20 per fully diluted share. The Company continues to maintain a strong financial position, with cash and short-term investments totaling $45.7 million.

YEAR-TO-DATE RESULTS

For the six months ended June 30, 2006, revenues grew 12% to $153.8 million from $137.9 million for the six months ended June 30, 2005. Total centers procedure volume (including LECC) was 67,000, a 2% increase from prior year. Other Healthcare Services revenues increased 19% to $41.5 million.

For the six months ended June 30, 2006, consolidated net income was $13.6 million including a net $3.2 million loss from the AMD segment. Net income for the Operating Business was $16.8 million or $0.24 per share, a 28% increase over prior year on a per-share basis.

Consolidated operating cash flow for the six month period was $22.8 million. Operating cash flow for the Operating Business was $27.7 million or $0.40 per share.

2006 OPERATING BUSINESS FINANCIAL GUIDANCE

Reflecting the financial results for the first six months of the year, as well as factoring in the revised refractive industry growth rates for 2006 and the retiming of planned ambulatory surgery center acquisitions, we are updating our 2006 guidance for the Operating Business as follows:

•	Net revenues are now anticipated to be between $290 million and $300 million, or a growth of between 12% and 16% from full year 2005 results, reflecting the lower overall growth prospects for the refractive industry and the delay in closing of planned ASC acquisitions.

•	While the level of pre-tax earnings is not anticipated to change, as a result of the favorable income tax adjustments noted earlier and the lower overall effective tax rate, fully taxed earnings per share are now anticipated to be between $0.30 to $0.33.

•	Operating cash flow per share guidance has been maintained at between $0.58 and $0.62.

“While we are decreasing our revenue guidance to better reflect current market conditions, we are holding to our expectations for earnings and cash flow,” said Jim Wachtman. “We continue to have confidence in the strategy that we are executing to grow the Company.”

CONFERENCE CALL

TLCVision is pleased to invite all interested parties to participate in a conference call during which these results will be discussed. The call will be held today, August 9, at 4:30 pm Eastern Time at 1-877-888-3490. The call will also be broadcast live and archived on the Company’s web site at www.tlcv.com under the “Webcasts” link in the Investor Relations section. In addition, the live web cast will be available at various other popular portals and financial web sites. A replay will be available until August 23 by dialing 1-888-509-0081 and entering pass code 628166.

About TLCVision

TLCVision is North America’s premier eye care services company, providing eye doctors with the tools and technologies needed to deliver high-quality patient care. Through its centers management and technology access service models, and its managed care contracting strength, TLCVision maintains leading positions in Refractive and Cataract markets. More information about TLCVision can be found on the corporate website www.tlcv.com. Go to www.tlcvision.com or www.lasikselectvision.com for information on refractive surgery.

Forward Looking Statements

This press release contains certain forward looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933 and Section 21E of the U.S. Securities Exchange Act of 1934, which statements can be identified by the use of forward looking terminology, such as “may”, “will”, “expect”, ”intend”, “anticipate”, “estimate”, “predict”, “plans” or “continue” or the negative thereof or other variations thereon or comparable terminology referring to future events or results. The Company’s actual results could differ materially from those anticipated in these forward looking statements as a result of numerous factors, including the timing of expenditures, effects of competition, changes to pricing, acquisitions and expansion opportunities, any of which could cause actual results to vary materially from current results or TLCVision’s anticipated future results. See the Company’s reports filed with the Canadian Securities Regulators and the U.S. Securities and Exchange Commission from time to time for cautionary statements identifying important factors with respect to such forward looking statements, including certain risks and uncertainties, that could cause actual results to differ materially from results referred to in forward looking statements. TLCVision assumes no obligation to update the information contained in this press release.

		Three Months Ended
		June 30, 2006		Three Months Ended June 30, 2005		(As Restated)
				Results Before AMD
	Results Before AMD Segment	AMD Segment	Total TLCVision	Segment	AMD Segment	Total TLCVision
Revenues:
Refractive:
Centers	$43,598	$—	$43,598	$38,010	$—	$38,010
Access	9,771	—	9,771	9,828	—	9,828
Other healthcare services	22,846	—	22,846	18,414	568	18,982

Total revenues	76,215	—	76,215	66,252	568	66,820
Cost of revenues:
Refractive:
Centers	29,908	—	29,908	25,921	—	25,921
Access	7,160	—	7,160	7,200	—	7,200
Other healthcare services	13,946	—	13,946	10,697	510	11,207

Total cost of revenues	51,014	—	51,014	43,818	510	44,328

Gross profit	25,201	—	25,201	22,434	58	22,492

General and administrative	7,085	—	7,085	7,232	1,995	9,227
Marketing and sales	6,704	—	6,704	5,656	187	5,843
Research and development, clinical and regulatory	—	—	—	—	1,310	1,310
Amortization of intangibles	874	—	874	1,032	—	1,032
Other expenses (income), net	(169)	—	(169)	(363)	—	(363)
Total operating costs	14,494	—	14,494	13,557	3,492	17,049

Operating income (loss)	10,707	—	10,707	8,877	(3,434)	5,443
Gain on sale of OccuLogix, Inc. stock	—	1,450	1,450	—	—	—
Interest income	222	—	222	558	421	979
Interest expense	(141)	—	(141)	(184)	—	(184)
Minority interests	(2,938)	—	(2,938)	(2,516)	1,411	(1,105)
Earnings (losses) from equity investments	951	(1,850)	(899)	680	—	680

Income (loss) before income taxes	8,801	(400)	8,401	7,415	(1,602)	5,813
Income tax benefit (expense)	2,466	—	2,466	(2,178)	—	(2,178)

Net income (loss)	$11,267	$(400)	$10,867	$5,237	$(1,602)	$3,635

Earnings (loss) per share — diluted	$0.16	$0.00	$0.16	$0.07	$(0.02)	$0.05

Weighted average number of common shares outstanding — diluted	69,830	69,830	69,830	72,071	72,071	72,071
Note: The AMD segment includes the Company’s interest in OccuLogix, Inc.
TLC VISION CORPORATION
CONSOLIDATING STATEMENTS OF OPERATIONS (UNAUDITED)
(In thousands except per share amounts)
		Six Months Ended
		June 30, 2006		Six Months Ended June 30, 2005 (As Restated)

				Results Before AMD
	Results Before AMD Segment	AMD Segment	Total TLCVision	Segment	AMD Segment	Total TLCVision

Revenues:
Refractive:
Centers	$91,537	$—	$91,537	$81,775	$—	$81,775
Access	20,759	—	20,759	21,239	—	21,239
Other healthcare services	41,500	—	41,500	33,855	1,000	34,855

Total revenues	153,796	—	153,796	136,869	1,000	137,869
Cost of revenues:
Refractive:
Centers	61,796	—	61,796	54,450	—	54,450
Access	14,675	—	14,675	14,610	—	14,610
Other healthcare services	25,273	1,659	26,932	20,328	1,030	21,358

Total cost of revenues	101,744	1,659	103,403	89,388	1,030	90,418

Gross profit (loss)	52,052	(1,659)	50,393	47,481	(30)	47,451

General and administrative	16,153	1,759	17,912	14,411	3,876	18,287
Marketing and sales	13,506	169	13,675	10,468	372	10,840
Research and development, clinical and regulatory	—	1,475	1,475	—	2,654	2,654
Amortization of intangibles	1,738	—	1,738	2,043	—	2,043
Other expenses (income), net	(526)	849	323	(1,033)	—	(1,033)
Total operating costs	30,871	4,252	35,123	25,889	6,902	32,791

Operating income (loss)	21,181	(5,911)	15,270	21,592	(6,932)	14,660
Gain on sale of OccuLogix, Inc. stock	—	1,450	1,450	—	—	—
Interest income	869	366	1,235	1,275	776	2,051
Interest expense	(679)	—	(679)	(642)	—	(642)
Minority interests	(5,467)	2,715	(2,752)	(4,701)	2,910	(1,791)
Earnings (losses) from equity investments	1,874	(1,850)	24	1,339	—	1,339

Income (loss) before income taxes	17,778	(3,230)	14,548	18,863	(3,246)	15,617
Income tax expense	(969)	—	(969)	(5,255)	—	(5,255)

Net income (loss)	$16,809	$(3,230)	$13,579	$13,608	$(3,246)	$10,362

Earnings (loss) per share — diluted	$0.24	$(0.05)	$0.19	$0.19	$(0.05)	$0.14

Weighted average number of common shares outstanding — diluted	69,832	69,832	69,832	72,057	72,057	72,057
Note: The AMD segment includes the Company’s interest in OccuLogix, Inc.
TLC VISION CORPORATION
CONSOLIDATING BALANCE SHEETS
(In thousands)
		June 30, 2006
		(Unaudited)			December 31, 2005

				Results Before AMD	AMD Segment
	Results Before AMD Segment	AMD Segment	Total TLCVision	Segment (Unaudited)	(Unaudited)	Total TLCVision

ASSETS
Current assets
Cash and cash equivalents	$35,869	$10	$35,879	$22,122	$9,607	$31,729
Short-term investments	9,825	—	9,825	6,550	31,663	38,213
Accounts receivable, net	19,811	—	19,811	20,056	527	20,583
Prepaid expenses, inventory and other	12,053	—	12,053	11,604	5,519	17,123

Total current assets	77,558	10	77,568	60,332	47,316	107,648
Intercompany	(565)	565	—	1,693	(1,693)	—
Restricted cash	1,010	—	1,010	975	—	975
Investments and other assets	21,712	18,278	39,990	19,838	—	19,838
Goodwill	96,440	—	96,440	99,402	—	99,402
Other intangible assets, net	22,249	—	22,249	23,886	135	24,021
Fixed assets, net	53,117	—	53,117	48,646	513	49,159

Total assets	$271,521	$18,853	$290,374	$254,772	$46,271	$301,043

LIABILITIES
Current liabilities
Accounts payable	$9,675	$—	$9,675	$10,517	$514	$11,031
Accrued liabilities	21,715	—	21,715	22,158	2,295	24,453
Current maturities of long-term debt	6,595	—	6,595	5,268	—	5,268

Total current liabilities	37,985	—	37,985	37,943	2,809	40,752
Long-term debt, less current maturities	14,236	—	14,236	12,665	—	12,665
Other long-term liabilities	3,132	—	3,132	3,427	—	3,427
Minority interests	14,696	—	14,696	14,284	21,510	35,794

Total liabilities	70,049	—	70,049	68,319	24,319	92,638
STOCKHOLDERS’ EQUITY
Common stock	418,193	30,898	449,091	419,936	30,767	450,703
Option and warrant equity	1,814	—	1,814	1,861	—	1,861
Accumulated deficit	(218,535)	(12,045)	(230,580)	(235,344)	(8,815)	(244,159)

Total stockholders’ equity	201,472	18,853	220,325	186,453	21,952	208,405

Total liabilities and stockholders’ equity	$271,521	$18,853	$290,374	$254,772	$46,271	$301,043

Note: The AMD segment includes the Company’s interest in OccuLogix, Inc.
TLC VISION CORPORATION
CONSOLIDATING STATEMENTS OF CASH FLOWS (UNAUDITED)
(In thousands except per share amounts)
		Six Months Ended
		June 30, 2006		Six Months Ended June 30, 2005 (As Restated)
	-		-
				Results Before AMD
	Results Before AMD Segment	AMD Segment	Total TLCVision	Segment	AMD Segment	Total TLCVision

OPERATING ACTIVITIES
Net income (loss)	$16,809	$(3,230)	$13,579	$13,608	$(3,246)	$10,362
Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation and amortization	7,642	34	7,676	7,929	59	7,988
Reimbursements from investments in research and development
arrangements	(300)	—	(300)	(300)	—	(300)
Minority interests	5,467	(2,715)	2,752	4,701	(2,910)	1,791
(Earnings) losses from equity investments	(1,874)	1,850	(24)	(1,339)	—	(1,339)
Deferred taxes	2,019	—	2,019	4,126	—	4,126
Loss (gain) on sales and disposals of fixed assets	(28)	29	1	(96)	—	(96)
Gain on sale of OccuLogix, Inc. stock	—	(1,450)	(1,450)	—	—	—
Write-down of OccuLogix, Inc. inventory	—	1,625	1,625	—	—	—
Gain on sale of subsidiary	—	—	—	(319)	—	(319)
Non-cash compensation expense	739	186	925	69	137	206
Other	—	26	26	—	88	88
Changes in operating assets and liabilities, net of acquisitions and dispositions:	(2,823)	(1,225)	(4,048)	(5,039)	(4,711)	(9,750)

Cash from operating activities	27,651	(4,870)	22,781	23,340	(10,583)	12,757

INVESTING ACTIVITIES
Purchases of fixed assets	(6,349)	—	(6,349)	(5,113)	(64)	(5,177)
Proceeds from sales of fixed assets	516	—	516	724	—	724
Proceeds from divestitures of investments and subsidiaries, net	—	—	—	3,430	—	3,430
Proceeds from sale of OccuLogix, Inc. stock, net	—	2,226	2,226	—	—	—
OccuLogix, Inc. cash balance at time of deconsolidation	—	(14,814)	(14,814)	—	—	—
Distributions and loan payments received from equity investments	1,854	—	1,854	1,387	—	1,387
Reimbursements from investments in research and development
arrangements	300	—	300	300	—	300
Acquisitions and equity investments	(3,171)	—	(3,171)	(8,881)	—	(8,881)
Proceeds from sales of short-term investments	—	9,925	9,925	56,350	10,047	66,397
Purchases of short-term investments	(3,275)	—	(3,275)	(27,710)	(5,383)	(33,093)
Other	24	(71)	(47)	35	(42)	(7)

Cash from investing activities	(10,101)	(2,734)	(12,835)	20,522	4,558	25,080

FINANCING ACTIVITIES
Restricted cash movement	(35)	—	(35)	25	—	25
Transfer proceeds from sale of OccuLogix, Inc. stock, net	2,226	(2,226)	—	—	—	—
Principal payments of debt financing and capital leases	(1,968)	—	(1,968)	(6,131)	—	(6,131)
Proceeds from debt financing	283	—	283	1,321	—	1,321
Distributions to minority interests	(4,754)	—	(4,754)	(3,744)	—	(3,744)
Proceeds from issuances of common stock	445	—	445	1,089	—	1,089
Proceeds from issuances of OccuLogix, Inc. stock	—	233	233	—	107	107

Cash from financing activities	(3,803)	(1,993)	(5,796)	(7,440)	107	(7,333)

Net increase (decrease) in cash and cash equivalents during the period	13,747	(9,597)	4,150	36,422	(5,918)	30,504
Cash and cash equivalents, beginning of period	22,122	9,607	31,729	15,847	17,588	33,435

Cash and cash equivalents, end of period	$35,869	$10	$35,879	$52,269	$11,670	$63,939

Operating cash flow per diluted share	$0.40	$(0.07)	$0.33	$0.32	$(0.14)	$0.18
Note: The AMD segment includes the Company’s interest in OccuLogix, Inc.